December 15, 2000

Security Benefit Life Insurance Company
700 SW Harrison Street
Topeka, KS 66636-0001

Subj:  SBL Variable Annuity Account XIV

Dear Sir or Madam:

This letter is with  reference  to the  Registration  Statement  of SBL Variable
Annuity   Account  XIV  of  which  Security   Benefit  Life  Insurance   Company
(hereinafter "SBL") is the Depositor. Said Registration Statement is being filed with the Securities and Exchange  Commission for the purpose of registering  the variable  annuity  contract  issued  by SBL and the  interests  in SBL  Variable
Annuity  Account XIV under such  variable  annuity  contract  which will be sold pursuant to an indefinite registration.

I have examined the Articles of Incorporation  and Bylaws of SBL, minutes of the meetings of its Board of Directors and other records,  and pertinent  provisions of the Kansas  insurance laws,  together with applicable  certificates of public officials  and  other  documents  which I have  deemed  relevant.  Based  on the foregoing, it is my opinion that:

1.  SBL is duly organized and validly existing as a stock life insurance company under the laws of Kansas.

2.  SBL  Variable  Annuity  Account XIV has been  validly  created as a Separate
    Account in accordance with the pertinent provisions of the insurance laws of
    Kansas.

3.  SBL has the power,  and has validly and legally  exercised it, to create and issue the variable  annuity  contract  which is  administered  within and by means of SBL Variable Annuity Account XIV.

4.  The amount of the  variable  annuity  contract  to be sold  pursuant  to the indefinite registration,  when issued, will represent binding obligations of
    SBL in accordance  with their terms  providing  said contract was issued for the considerations  set forth therein and evidenced by appropriate  policies and certificates.

I hereby consent to the inclusion in the Registration  Statement of my foregoing opinion.

Respectfully submitted,

AMY J. LEE

Amy J. Lee
Associate General Counsel and Vice President
Security Benefit Life Insurance Company